UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2012
_________________

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

As previously disclosed in a Current Report of Form 8-K filed on April 27, 2012, on April 23, 2012, the Staff of The NASDAQ Stock Market LLC issued a letter to CD International Enterprises, Inc. (the “Company”) advising that it had determined to initiate proceedings to delist the Company’s securities from The NASDAQ Stock Market. Accordingly, on April 30, 2012, the Company requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) at which it intends to address each of the Staff’s allegations and request continued listing on The NASDAQ Stock Market.  NASDAQ has advised the Company that the hearing will be held on June 14, 2012, and that the delisting action will be stayed and the Company’s listing will continue pending the issuance of a final decision by the Panel following the hearing. NASDAQ generally advises issuers that the Panel intends to issue its decision in up to 30 calendar days following the hearing date. No assurance can be given that the Panel will grant the Company’s request for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: May 1, 2012	/s/ Lazarus Rothstein
Lazarus Rothstein Executive Vice President and General Counsel